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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                          ----------------------------------


                                       FORM 8-K

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934




                                     June 2, 1999
                   Date of report (Date of earliest event reported)



                              K-TEL INTERNATIONAL, INC.
                  (Exact Name of Registrant as Specified in Charter)


     MINNESOTA                       0-6664                    41-0946588

 (State or Other             (Commission File Number)        (IRS Employer
   Jurisdiction                                            Identification No.)
  of Incorporation)

                    2605 Fernbrook Lane North, Plymouth, MN 55447
                    ---------------------------------------------
                       (Address of Principal Executive Offices)



                                    (612) 559-6800
                                    --------------
                 (Registrant's telephone number, including area code)


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ITEM 5.   OTHER EVENTS.

DESCRIPTION OF K-TEL INTERNATIONAL, INC'S SECURITIES

     The purpose for filing this report is to update the description of the securities of K-tel International, Inc. (the "Company"), which shall be incorporated by reference into various registration statements on Form S-3 or Form S-8 filed by the Company. The following information constitutes the "Description of Securities" of the Company as required by Regulation S-K Item 202:

COMMON STOCK

     The Company is authorized to issue up to 15,000,000 shares of Common Stock, par value of $0.01 per share. As of May 15, 1999, 10,246,199 shares of Common Stock were issued and outstanding. Holders of shares of Common Stock are entitled to elect all of the members of the Board of Directors of the Company, and such holders are entitled to vote as a class on all matters required or permitted to be submitted to the shareholders of the Company. Subject to such preferential rights as the Board of Directors may grant in connection with the future issuances of Preferred Stock, holders of shares of Common Stock are entitled to receive such dividends as the Board of Directors may declare in its discretion out of funds legally available therefor. Holders of shares of Common Stock are entitled to share ratably in any distribution made to holders of Common Stock in the event of a liquidation, dissolution or winding up of the Company after payment of liabilities and any liquidation preference on any shares of Preferred Stock then outstanding. Holders of shares of Common Stock have no cumulative voting or preemptive rights, nor do they have any conversion, preemptive or other rights to subscribe for additional shares or other securities. There are no redemption or sinking fund provisions with respect to such shares. All outstanding shares of Common Stock are fully paid and nonassessable.

PREFERRED STOCK

     The Board of Directors of the Company is authorized, without further action of the shareholders of the Company, to issue up to 4,000,000 shares of Preferred Stock in one or more series and to fix the number of shares constituting any such series and the rights and preferences thereof, including dividend rates, terms of redemption (including sinking fund provisions), redemption price or prices, voting rights, conversion rights and liquidation preferences of the shares constituting such series. The issuance of Preferred Stock by the Board of Directors could adversely affect the rights of holders of Common Stock. For example, an issuance of Preferred Stock could result in a class of securities outstanding with preferences over the Common Stock with respect to dividends and liquidations, and that could (upon conversion or otherwise) enjoy all of the rights appurtenant to Common Stock.

     The Company has no present plans to issue any shares of the Preferred
Stock.


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CUMULATIVE VOTING

     There is no cumulative voting for the election of directors. Accordingly, the owners of a majority of shares of Common Stock outstanding may elect all of the directors, if they choose to do so, and the owners of a balance of such shares will not be able to elect any directors.

DIVIDEND POLICY

     The Company has adopted the policy of retaining all of its earnings to finance the growth of its business and, accordingly, does not anticipate payment of any dividends in the foreseeable future.

CERTAIN STATUTORY PROVISIONS AFFECTING SHAREHOLDERS

     Certain provisions of Minnesota law described below could have anti-takeover effects.

     Section 302A.671 of the Minnesota Statutes applies, with certain exceptions, to any acquisitions of our voting stock from a person other than us, and other than in connection with certain mergers and exchanges to which we are party resulting in the beneficial ownership of 20% or more of the voting stock then outstanding. Section 302A.671 requires approval of the granting or voting rights for the shares received pursuant to any such acquisitions by a majority vote of our shareholders. In general, shares acquired without this approval are denied voting rights and can be called for redemption at their then fair market value by us within 30 days after the acquiring person has failed to deliver a timely information statement to the Company or the date the shareholders voted not to grant voting rights to the acquiring person's shares.

     Section 302A.673 of the Minnesota Statutes generally prohibits any business combination by the Company, or any subsidiary of the Company, with any shareholder that purchases 10% or more of the Company's voting shares (an "interested shareholder") within four years following the interested shareholder's share acquisition date, unless the business combination is approved by a committee of all of the disinterested members of our board of directors before the interested shareholder's share acquisition date.

     Section 302A.675 of the Minnesota Statutes generally prohibits an offeror from acquiring shares of a publicly held Minnesota corporation within two years following the offeror's last purchase of the corporation's shares pursuant to a takeover offer with respect to that class, unless the corporation's shareholders are able to sell their shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer. This statute will not apply if the acquisition of shares is approved by a committee of all of the disinterested members of our board of directors before the purchase of any shares by the offeror pursuant to a takeover offer.


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                                      Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


Dated: June 2, 1999           K-TEL INTERNATIONAL, INC.

                              By:     /s/ Steven J. Kahn
                                 -----------------------------------------------
                                   Steven A. Kahn
                                   Vice President and Chief Financial Officer